Exhibit 99.1

Calidi Biotherapeutics Reports Fourth Quarter and Full-Year 2023 Operating and Financial Results

-	City of Hope, a leader in cancer research and treatment, was awarded $5.3 million from California Institute for Regenerative Medicine (CIRM) to develop a treatment for metastatic ovarian cancer using Calidi’s licensed lead asset, NeuroNova (CLD-101)
-	Announced novel systemic enveloped oncolytic virotherapy platform, RTNova, designed to target diverse tumor types
-	Strengthened team with the appointment of three new members to Scientific and Medical Advisory Board and one member to Board of Directors
-	Issued new U.S. patent covering novel SuperNova (CLD-201) technology platform

SAN DIEGO, March 15, 2024 —(Business Wire) — Calidi Biotherapeutics Inc. (NYSE American: CLDI) (“Calidi”), a clinical-stage biotechnology company developing a new generation of targeted immunotherapies, today reported its fourth quarter and full-year 2023 operating and financial results and reviewed recent business highlights.

“Calidi continues to make great progress across our development programs while continuing to innovate and expand our industry-leading position in cell-based immunotherapies,” said Allan Camaisa, CEO and Chairman of the Board of Calidi Biotherapeutics. “We anticipate reporting an interim clinical update from our Phase 1 trial evaluating CLD-101 in high-grade glioma patients in collaboration with City of Hope in the second quarter of this year assuming we are successful in raising additional capital, and we were thrilled to recently strengthen our collaboration with City of Hope to evaluate CLD-101 for the treatment of ovarian cancer with the support of CIRM. In addition, we were proud to recently unveil our potentially paradigm-shifting advance in the treatment of advanced solid tumors, including lung cancer and metastatic disease, that required a systemic application, through our RTNova systemic delivery approach.”

Fourth Quarter 2023 and Recent Corporate Developments

-	City of Hope, a leader in cancer research and treatment, was awarded $5.3 million to further support preclinical translational studies, product manufacturing (using Calidi’s next generation manufacturing process) and clinical trial design for Ovarian cancer using Calidi’s licensed oncolytic virotherapy product, CLD-101. CLD-101 is a cutting-edge therapeutic candidate in Calidi’s NeuroNova program, comprising tumor-tropic neural stem cells (NSCs) that deliver an oncolytic adenovirus – CRAd-S-pk7 – selectively to tumor sites.

-	Publicly announced novel systemic enveloped oncolytic virotherapy program, RTNova (CLD-400), targeting advanced solid tumors, including advanced metastatic disease. The new program builds upon Calidi’s experience using stem cells to protect oncolytic viruses from inactivation by the patient’s immune system allowing for easier administration, increased cost-effectiveness, and the ability to reach a broad patient population.

-	Appointed Antonio Chiocca, M.D., Ph.D., David T. Curiel, M.D., Ph.D., and Burt L. Nabors, M.D., to the company’s Scientific and Medical Advisory Board. These physician scientists bring a deep expertise in oncology, hailing from top cancer research institutions and facilities.

-	Announced the appointment of David LaPré to the company’s Board of Directors. Mr. LaPré brings significant experience in technical operations strategy and execution in the pharmaceutical industry.

-	Received patent covering novel SuperNova technology platform (CLD-201) composed of adipose-derived mesenchymal stem cells loaded with oncolytic vaccinia virus. This patent strengthens the company’s robust intellectual property portfolio as Calidi plans to initiate a clinical trial in the second half of 2024. Calidi has shown preclinically the potential of SuperNova to shield the viral payload from the immune system allowing for its delivery to tumor sites.

Upcoming Anticipated Milestones

-	1H 2024: Interim clinical update from CLD-101 Phase 1 trial in collaboration with City of Hope for recurrent high-grade glioma patients
-	1H 2024: First patient dosed in CLD-101 Phase 1 trial in collaboration with Northwestern University for newly diagnosed high-grade glioma patients
-	2H 2024: First patient dosed in CLD-201 Phase 1 trial

Fourth Quarter 2023 Financial Results

The company reported a net loss of $8.2 million, or $0.23 per share, for the three months ended December 31, 2023, compared to a net loss of $7.8 million, or $0.90 per share, for the same period in 2022.

Research and development expenses were $4.0 million for the three months ended December 31, 2023, compared to $2.3 million for the comparable period in 2022 respectively.

General and administrative expenses were $5.9 million for the three months ended December 31, 2023, compared to $2.4 million for the comparable period in 2022, respectively.

Full Year 2023 Financial Results

The company reported a net loss of $29.2 million, or $1.73 per share, for the year ended December 31, 2023, compared to a net loss of $25.4 million, or $2.99 per share, for the year ended December 31, 2022.

Research and development expenses were $13.0 million for the year ended December 31, 2023, compared to $7.3 million for the year ended December 31, 2022, respectively.

General and administrative expenses were $16.0 million for the year ended December 31, 2023, compared to $15.9 million for the year ended December 31, 2022, respectively.

The company had approximately $1.9 million in cash and $0.2 million in restricted cash as of December 31, 2023, compared to $0.4 million in cash and $0.2 million in restricted cash as of December 31, 2022.

About Calidi Biotherapeutics

Calidi Biotherapeutics (NYSE American: CLDI) is a clinical-stage immuno-oncology company with proprietary technology designed to arm the immune system to fight cancer. Calidi’s novel stem cell-based platforms are utilizing potent allogeneic stem cells capable of carrying payloads of oncolytic viruses for use in multiple oncology indications, including high-grade gliomas and solid tumors. Calidi’s clinical stage off-the-shelf, universal cell-based delivery platforms are designed to protect, amplify, and potentiate oncolytic viruses leading to enhanced efficacy and improved patient safety. Calidi’s preclinical off-the-shelf enveloped virotherapies are designed to target disseminated solid tumors. This dual approach can potentially treat, or even prevent, metastatic disease. Calidi Biotherapeutics is headquartered in San Diego, California. For more information, please visit www.calidibio.com.

Forward-Looking Statements

This press release may contain forward-looking statements for purposes of the “safe harbor” provisions under the United States Private Securities Litigation Reform Act of 1995. Terms such as “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “towards,” “would” as well as similar terms, are forward-looking in nature, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, statements concerning upcoming key milestones (including the reporting of interim clinical results and the dosing of patients), planned clinical trials, and statements relating to the safety and efficacy of Calidi’s therapeutic candidates in development. Any forward-looking statements contained in this discussion are based on Calidi’s current expectations and beliefs concerning future developments and their potential effects and are subject to multiple risks and uncertainties that could cause actual results to differ materially and adversely from those set forth or implied in such forward-looking statements. These risks and uncertainties include, but are not limited to, the risk that Calidi is not able to raise sufficient capital to support its current and anticipated clinical trials, the risk that early results of clinical trials do not necessarily predict final results and that one or more of the clinical outcomes may materially change following more comprehensive review of the data, and as more patient data becomes available, the risk that Calidi may not receive FDA approval for some or all of its therapeutic candidates. Other risks and uncertainties are set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Registration Statements filed with the SEC on Form S-4 filed on August 2, 2023, on Form S-1 filed on October 6, 2023, on Form S-1 filed on January 29, 2024, as amended on February 7, 2024, and on Form 10-K filed on March 15, 2024.

Contacts:

For Investors:
Stephen Jasper
Gilmartin Group
stephen@gilmartinir.com

For Media:
Stephen Thesing
ir@calidibio.com

CALIDI BIOTHERAPEUTICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except for par value data)

(Unaudited)

	December 31,
	2023	2022

ASSETS
CURRENT ASSETS
Cash	$1,949	$372
Prepaid expenses and other current assets	2,354	414
Total current assets	4,303	786
NONCURRENT ASSETS
Machinery and equipment, net	1,270	887
Operating lease right-of-use assets, net	4,073	199
Forward purchase agreement derivative asset	230	—
Other noncurrent assets	143	725
TOTAL ASSETS	$10,019	$2,597
LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accounts payable	$2,796	$2,124
Related party accounts payable	81	147
Accrued expenses and other current liabilities	4,896	5,142
Related party accrued expenses and other current liabilities	536	205
Legal settlement liability	—	640
Loans payable, net of issuance costs	—	1,000
Term notes payable, net of discount, including accrued interest	529	507
Related party term notes payable, net of discount, including accrued interest	278	1,962
Related party convertible notes payable, including accrued interest	—	804
Related party contingently convertible notes payable, including contingently issuable warrants, at fair value	—	1,152
Simple agreements for future equity (SAFE), at fair value	—	24,575
Related party SAFE, at fair value	—	4,615
Finance lease liability, current	81	72
Operating lease right-of-use liability, current	1,035	44
Total current liabilities	10,232	42,989
NONCURRENT LIABILITIES
Operating lease right-of-use liability, noncurrent	3,037	305
Finance lease liability, noncurrent	216	142
Related party term notes payable, net of discount, including accrued interest	2,060	—
Other noncurrent liabilities	2,038	—
Related party warrant liability	48	—
Warrant liability	623	—
TOTAL LIABILITIES	18,254	43,436
CONVERTIBLE PREFERRED STOCK	—	9,601
STOCKHOLDERS’ DEFICIT	(8,235)	(50,440)
TOTAL LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT	$10,019	$2,597

CALIDI BIOTHERAPEUTICS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Year Ended December 31,
	2023	2022
REVENUE
Service revenues	$—	$45
Total revenue	—	45
OPERATING EXPENSES
Cost of revenues	—	(14)
Research and development	(13,008)	(7,257)
General and administrative	(15,984)	(15,902)
Total operating expense	(28,992)	(23,173)
Loss from operations	(28,992)	(23,128)
OTHER INCOME (EXPENSES), NET
Interest expense	(329)	(42)
Interest expense – related party	(740)	(116)
Series B convertible preferred stock financing costs – related party	(2,680)	—
Change in fair value of debt, other liabilities, and derivatives	(200)	(1,887)
Change in fair value of debt, other liabilities, and derivatives – related party	1,378	(238)
Grant income	2,885	—
Debt extinguishment	(139)	—
Debt extinguishment – related party	(332)	—
Other income (expense), net	(51)	(5)
Total other income (expenses), net	(208)	(2,288)
LOSS BEFORE INCOME TAXES	(29,200)	(25,416)
Income tax provision	(16)	(11)
NET LOSS	$(29,216)	$(25,427)
Net loss per share; basic and diluted	$(1.73)	$(2.99)
Weighted average common shares outstanding; basic and diluted	16,887	8,505